UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the “Original Form 8-K”) filed on December 11, 2006 by PPL Energy Supply, LLC (the “Company”) reporting the Company’s execution of an Underwriting Agreement on that date with BNP Paribas Securities Corp., Goldman, Sachs & Co. and HSBC Securities (USA) Inc., for themselves and as representatives of the several underwriters named therein, relating to the offering and sale by the Company of $300,000,000 of its 6.00% Senior Notes due 2036 (the “Notes”). The Company intended to attach a copy of the Underwriting Agreement as an exhibit to the Original Form 8-K, but the agreement was inadvertently excluded from the filing. A copy of the Underwriting Agreement for the Notes offering is attached to this Form 8-K/A as Exhibit 1(a).

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1(a) -
Underwriting Agreement dated December 11, 2006, among PPL Energy Supply, LLC and BNP Paribas Securities Corp., Goldman, Sachs & Co. and HSBC Securities (USA) Inc., for themselves and as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ENERGY SUPPLY, LLC

By:	/s/ Matt Simmons Matt Simmons Vice President and Controller

Dated: December 12, 2006